Exhibit 11

                         AUTOINFO, INC. AND SUBSIDIARIES

                        Calculation of Earnings Per Share

                                          Nine Months Ended          Three Months Ended
                                            September 30,               September 30,
                                           1997          1996         1997          1996
                                       -----------   -----------   -----------   -----------
Primarily and fully diluted earnings:
Loss from operations applicable
  to common stock                      $  (826,328)  $(3,632,822)  $(2,636,007)  $(3,095,320)
                                       -----------   -----------   -----------   -----------
Shares:
  Weighted average number of
    common shares outstanding            8,018,752     7,918,329     8,018,752     8,000,615
                                       -----------   -----------   -----------   -----------

Primary and fully diluted loss
  per common share:                    $      (.10)  $      (.46)  $      (.32)  $      (.39)
                                       -----------   -----------   -----------   -----------